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                                                       Exhibit 23

                                                       Exhibit to the Annual
                                                       Report (Form 11-K) of the
                                                       Huntington Bancshares
                                                       Incorporated Deferred
                                                       Compensation Plan and
                                                       Trust for Directors for
                                                       the fiscal year ended
                                                       December 31, 1994.


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-8 No. 33-10546) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors and in the related Prospectus of our report dated March 27, 1995 with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                                       /s/ Ernst & Young LLP
                                       ---------------------

Columbus, Ohio
March 27, 1995


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